UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of Earliest Event Reported): October 20, 2008

FIRST CAPITAL BANCORP, INC.

(Name of Small Business Issuer in its charter)

Virginia	001-33543	11-3782033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4222 Cox Road, Suite 200 Glen Allen, VA	23060
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number: (804) 273-1160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1. Effective October 20, 2008, John M. Presley was elected as a director of the registrant and its wholly-owned subsidiary, First Capital Bank (the “Bank”). Mr. Presley was elected as a Class III director. The current term of the Class III directors expires at the registrant’s 2009 annual meeting of stockholders. Mr. Presley has been appointed to the following committees of the Board of Directors: Loan and Executive.

There is no arrangement or understanding between Mr. Presley and any other person pursuant to which Mr. Presley was elected as a director of the registrant. Furthermore, there are no existing transactions between Mr. Presley and the registrant or any material plan, contract or arrangement between Mr. Presley, in his capacity as a director, and the registrant to be disclosed.

2. Effective October 20, 2008, Mr. Presley was named to serve as the Chief Executive Officer and Managing Director of the registrant.

Mr. Presley is 48 years old. Prior to accepting the position with the registrant, Mr. Presley served as Senior Vice President, Head of Strategic Initiatives for Fifth Third Bank since April 2006. From October 2004 through April 2006, Mr. Presley was the Chief Financial Officer for Marshall & Ilsley Corporation. For 15 years prior to that Mr. Presley served in various capacities with National Commerce Financial and its affiliates, which included, from July 2003 through October 2004 Chief Financial Officer of National Commerce Financial and immediately prior to that President and Chief Executive Officer of First Market Bank. Mr. Presley serves as a director of Lumber Liquidators, Inc.

Mr. Presley is not related to any person who is currently a director or executive officer of the registrant by blood, marriage or adoption.

Mr. Presley has entered into, or will be entering into, an employment agreement with the registrant that sets forth his initial base salary and certain benefits to which he will be entitled. Mr. Presley’s initial base salary under the agreement is $200,000.00 and the agreement provides for the registrant to grant him an option to purchase 20,000 shares of the registrant’s common stock. The agreement also entitles Mr. Presley to compensation in the event his employment with the registrant terminates under certain circumstances.

3. In connection with the appointment of Mr. Presley as Chief Executive Officer of the registrant, Robert G. Watts, Jr. will no longer serve as the Chief Executive Officer of the registrant. However, Mr. Watts will continue to serve as the President of the registrant and the Chief Executive Officer and President of the Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST CAPITAL BANCORP, INC.

Date: October 20, 2008	By:	/s/ Robert G. Watts, Jr.
Robert G. Watts, Jr.
President

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